UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Land Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-1892552
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Series D Cumulative Term Preferred Stock, par value $0.001 per share	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236943

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of the 5.00% Series D Cumulative Term Preferred Stock, Liquidation Preference $25.00 per Share (the “Series D Term Preferred Stock”), of Gladstone Land Corporation, a Maryland corporation (the “Registrant”). The description of the Series D Term Preferred Stock is set forth under the captions “The Offering,” and “Description of the Series D Preferred Stock” in the Registrant’s prospectus supplement, dated January  12, 2021 (the “Prospectus Supplement”), and under the caption “Description of Capital Stock—Preferred Stock” in the Registrant’s base prospectus, dated April 1, 2020 (the “Base Prospectus”), relating to a registration statement on Form S-3 (File No. 333-236943), that was filed with the U.S. Securities and Exchange Commission on March 6, 2020. The description of the Series D Term Preferred Stock set forth in the Prospectus Supplement and the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-183965), filed November 2, 2012.

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 the Registration Statement on Form S-11 (File No. 333-183965), filed November 15, 2012.

3.3	Articles of Amendment of the Registrant, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on July 12, 2017.

3.4	Articles Supplementary for 5.00% Series D Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on January 14, 2021.

4.1	Form of Certificate for 5.00% Series D Cumulative Term Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on January 14, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLADSTONE LAND CORPORATION

January 15, 2021	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer